Registration No. 333-_________

As filed with the Securities and Exchange Commission on December 21, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lake Shore Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Federal	20-4729288
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

31 East Fourth Street
Dunkirk, New York 14048
(Address of Principal Executive Offices)

Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. Daniel P. Reininga	Benjamin M. Azoff, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Lake Shore Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
31 East Fourth Street	Washington, DC 20015-2035
Dunkirk, New York 14048	(202) 274-2000
(716) 366-4070
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	200,000 (1) (2)	$10.45 (4)	$2,090,000	$286
Stock Options	20,000(1) (3)	-- (5)	--	--
_______________________
(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (the “Stock Benefit Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Lake Shore Bancorp, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of shares of common stock reserved for issuance under Stock Benefit Plan for any future grants of stock options and restricted stock.
(3)	Represents the total number of stock options reserved for issuance under the Stock Plan for grants of stock options.
(4)	Determined pursuant to 17 C.F.R. Section 230.457(c) under the Securities Act upon the basis of the average of the high and low prices reported on the Nasdaq Global Market on December 17, 2012.
(5)	No separate registration fee is required with respect to the stock options pursuant to 17 C.F.R. Section 230.457(h)(3).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-51821), filed with the Commission on March 30, 2012 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

c)           The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on February 24, 2006 (File No. 000-51821).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Section 12 of the Charter of Lake Shore Bancorp, Inc. provide that Lake Shore Bancorp, Inc. shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law and the Board of Governors of the Federal Reserve System’s regulations, as the same exists or may hereafter be amended.

12 C.F.R. § 239.40, which applies to Lake Shore Bancorp, Inc. through 12 C.F.R. § 239.31, provides for indemnification under federal regulations as follows:

(a)	Definitions and rules of construction.

(1)	Definitions for purposes of this Section.

(i)           Action means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review;

(ii)           Court includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)           Final Judgment means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)           Settlement includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

References in this section to any individual or other person, including any mutual holding company, shall include legal representatives, successors, and assigns thereof.

(b)           General.  Subject to paragraphs (c) and (g) of this section, a mutual holding company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the mutual holding company, for:

(1)           Any amount for which that person becomes liable under a judgment in such action; and

(2)           Reasonable costs and expense, including reasonable attorney’s fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains favorable judgment in such enforcement action.

(c)           Requirements.  Indemnification shall be made to such person under paragraph (b) of this section only if:

(1)           Final judgment on the merits is in his or her favor; or

(2)           In case of:

(i)           Settlement,

(ii)           Final judgment against him or her; or

(iii)           Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the mutual holding company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the mutual holding company or its members.

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However, no indemnification shall be made unless the mutual holding company gives the Board at least 60 days’ notice of its intention to make such indemnification.  Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court.  Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the appropriate Reserve Bank, who shall promptly acknowledge receipt thereof.  The notice period shall run from the date of such receipt.  No such indemnification shall be made if the Board advises the mutual holding company in writing, within such notice period, of its objection to the indemnification.

(d)           Insurance.  A mutual holding company may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees.  However, no mutual holding company may obtain insurance which provides for payment of losses of any individual incurred as a consequence of his or her willful or criminal misconduct.

(e)           Payment of expenses.  If a majority of the directors of a mutual holding company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this section, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys’ fees, arising from the defense or settlement of such action.  Nothing in this paragraph (e) shall prevent the directors of a mutual holding company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the mutual holding company.  Before making advance payment of expenses under this paragraph (e), the mutual holding company shall obtain an agreement that the mutual holding company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

(f)           Exclusiveness of provision.  No mutual holding company shall indemnify any person referred to in paragraph (b) of this section or obtain insurance referred to in paragraph (d) of this section other than in accordance with this section.  However, a mutual holding company which has a bylaw in effect relating to indemnification of its personnel shall be governed solely by that bylaw, except that its authority to obtain insurance shall be governed by paragraph (d) of this section.

(g)           The indemnification provided for in paragraph (b) of this section is subject to and qualified by 12 U.S.C. 1821(k).

Item 7.  Exemption From Registration Claimed.

Not applicable.

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Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Attached as Exhibit 5

10	Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan	**

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-129439) filed by the Company under the Securities Act of 1933, with the Commission on November 4, 2005, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders of Lake Shore Bancorp, Inc. (File No. 000-51821), filed by Lake Shore Bancorp, Inc. under the Exchange Act on April 11, 2012.

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Item 9.  Undertakings

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunkirk, New York, on this 21st day of December, 2012.

LAKE SHORE BANCORP, INC.
By:	/s/ Daniel P. Reininga
Daniel P. Reininga
President, Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Lake Shore Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Daniel P. Reininga, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Daniel P. Reininga may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued upon the exercise of stock options and the award of restricted stock under the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Daniel P. Reininga shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Daniel P. Reininga	President and Chief Executive Officer	December 21, 2012
Daniel P. Reininga	(Principal Executive Officer)

/s/ Rachel A. Foley	Chief Financial Officer	December 21, 2012
Rachel A. Foley	(Principal Accounting and Financial Officer)

/s/ Michael E. Brunecz	Chairman of the Board	December 21, 2012
Michael E. Brunecz

/s/ Susan C. Ballard	Director	December 21, 2012
Susan C. Ballard

Signatures	Title	Date

/s/ Tracy S. Bennett	Director	December 21, 2012
Tracy S. Bennett

/s/ Sharon E. Brautigam	Director	December 21, 2012
Sharon E. Brautigam

/s/ Reginald S. Corsi	Director	December 21, 2012
Reginald S. Corsi

/s/ James P. Foley, DDS	Director	December 21, 2012
James P. Foley, DDS

/s/ David C. Mancuso	Director	December 21, 2012
David C. Mancuso

/s/ Kevin M. Sanvidge	Director	December 21, 2012
Kevin M. Sanvidge

/s/ Gary W. Winger	Vice Chairman of the Board	December 21, 2012
Gary W. Winger

Director
Nancy L. Yocum

EXHIBIT INDEX

Exhibit Number	Description

4
Form of Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-129439), filed by the Company under the Securities Act of 1933 with the Commission on November 4, 2005, and all amendments or reports filed for the purpose of updating such description).

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.

10
Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders of Lake Shore Bancorp, Inc. (File No. 000-51821), filed by Lake Shore Bancorp, Inc. under the Securities Exchange Act of 1934 on April 11, 2012).

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (contained in the signature page to this Registration Statement).